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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 22, 1999, except for Note 16, as to which the date is March 12, 1999, on the financial statements and financial statement schedules of TriNet Corporate Realty Trust, Inc., which appear in TriNet Corporate Realty Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP

San Francisco, CA
November 2, 1999